SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 2006

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28213 Van Dyke Avenue Warren, Michigan	48093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (586) 751-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

1. Stock Purchase Agreement

On October 12, 2006, the Company, through its subsidiary Noble Tube Technologies, LLC, a Michigan limited liability company (“NTT”), acquired all of the outstanding securities of Pullman Industries, Inc., a Michigan corporation (“Pullman”) pursuant to a Stock Purchase Agreement dated as of October 12, 2006 (the “Stock Purchase Agreement”) by and among the Company, NTT and the shareholders of Pullman (the “Sellers”). NTT paid an aggregate purchase price of $68,000,000 in cash (including certain deferred, contingent payments) to the Sellers, and agreed to refinance or assume approximately $52,000,000 in debt of Pullman and its subsidiaries. A portion of the purchase price will be retained in escrow for a certain period of time in connection with the indemnification provisions of the Stock Purchase Agreement.

Pullman will be operated as a wholly-owned subsidiary of NTT. Pullman is headquartered in Troy, Michigan. Pullman produces roll-formed or tubular structural, safety and trim components, including impact beams, sills, cross members, bumpers, load floors and window and door components. Pullman manufactures its products in 6 facilities located in Spring Lake (Michigan), South Haven (Michigan), Butler (Indiana), Queretaro (Mexico) and Puebla (Mexico). Pullman’s net sales of the fiscal year ended December 31, 2005 were approximately $205,500,000. The Company expects that Pullman will continue to engage in the same business at the same locations as prior to the acquisition.

The Sellers consist largely of members of Pullman’s management and their relatives, most of whom are affiliated with TMW Enterprises Inc. (“TMW”). Prior to the closing, neither the Sellers, TMW or any of the officers or directors of Pullman were affiliated with or related to the Company or NTT in any way. The purchase price was determined by negotiations between the Company and NTT, on the one hand, and the Sellers, Pullman and TMW on the other. To fund the purchase price, the Company and NTT paid approximately $20,000,000 in cash from the Company’s reserves and the remainder from the proceeds of its term loan from its lender, Comerica Bank (the “Bank”), pursuant to a Fifth Amended and Restated Credit Agreement dated as of October 12, 2006 among the Bank, the Company, and certain subsidiaries of the Company, as further described in section 2 of this Item 1.01.

This description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as an exhibit to this report and incorporated by reference into this Item 1.01. Terms not defined herein shall have the meanings ascribed thereto in the Stock Purchase Agreement.

2. Fifth Amended and Restated Credit Agreement

The Company entered into a Fifth Amended and Restated Credit Agreement dated as of October 12, 2006 (the “Credit Agreement”) with Comerica Bank (the “Bank”), as lender, Lead Arranger and Administrative Agent for itself and other lenders (the “Lenders”) that from time to time will be party to the Credit Agreement. The Credit Agreement provides the Company with a term loan in the amount of $70,000,000 maturing October 10, 2011, increases the Company’s revolving credit loan availability from $35,000,000 to $40,000,000 and extends the maturity date of the loans to October 10, 2011. The proceeds from the term loan were used to fund the acquisition of Pullman Industries as described in Section 1 of Item 1.01 of this report. Subject to the terms and conditions of the Credit Agreement, the Company may from time to time request that the Lenders increase their commitment under the Credit Agreement by an aggregate amount not exceeding $30,000,000. Provided that no Default or Event of Default has occurred and is continuing, the Company can request that the Lenders extend the Revolving Credit Maturity Date for successive periods of up to one year.

The indebtedness under the term loan must be paid in equal quarterly installments of $3,250,000 commencing on January 15, 2007. Under the Credit Agreement, subject to certain exceptions, the Company is required to make mandatory prepayment of term loans in an amount (subject to certain thresholds) equal to (i) net cash proceeds from certain asset sales and subordinated debt issuances and (ii) fifty percent (50%) of Excess Cash Flow.

The Company may voluntarily prepay its borrowings under the Credit Agreement, in whole or in part, without any premium or penalty, but is subject to reimbursement of funding losses with respect to prepayment of Eurocurrency Rate loans.

At the Company’s election from time to time, its borrowings under the Credit Agreement will bear interest at a rate equal to (i) the Eurocurrency Rate plus the applicable margin under the Credit Agreement or (ii) the rate of interest equal to the sum of the applicable margin plus the greater of (a) the Prime Rate of Comerica Bank and (b) the Federal Funds rate plus 1%. The Company is also required to make quarterly payments of a Revolving Credit Facility Fee as set forth in the Credit Agreement.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants for agreements of this type, including, among others, covenants regarding the maintenance of certain financial ratios, covenants relating to financial reporting, compliance with laws, environmental and safety matters, payment of taxes, preservation of existence, books and records, maintenance of properties and insurance, limitations on liens, indebtedness and investments, restrictions on mergers and restrictions on sales of all or substantially all of the Company’s assets, and limitations on changes in the nature of the Company’s business.

The Credit Agreement provides for customary events of default, including, among other things, the event of nonpayment of principal, interest, fees or other amounts, a representation or warranty proving to have been incorrect when made, failure to perform or observe covenants within a specified period of time, a cross-default to certain other indebtedness of the Company, the bankruptcy or insolvency of the Company or any significant subsidiary, monetary judgment defaults of a specified amount, a change of control of the Company, and other defaults resulting in liability of a specified amount. In the event of a default by the Company, the Lenders may declare all amounts owed under the Credit Agreement immediately due and payable and terminate the Lenders’ commitments to make loans under the Credit Agreement. For defaults related to insolvency and receivership, the commitments of the Lenders will be automatically terminated and all outstanding loans and other amounts will become immediately due and payable. Under the terms of the Credit Agreement, a 3% interest penalty may apply to any outstanding amount not paid when due or that remains outstanding while an event of default exists. In the event of a default, the Company may is prohibited by the terms of the Credit Agreement from paying any distributions or dividends on its Common Stock.

Certain of the Company’s domestic subsidiaries (the “Subsidiary Guarantors”) agreed to guarantee the obligations under the Credit Agreement, pursuant to a Second Amended and Restated Guaranty Agreement dated as of October 12, 2006, in favor of the Bank for the benefit of the Lenders. As security for repayment of the loans made under the Credit Agreement, the Company and the Subsidiary Guarantors granted to the Bank for the benefit of the Lenders a lien on all of their respective assets and a pledge of substantially all of their share holdings.

This description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which will be filed as an exhibit to our next quarterly report and incorporated by reference into this Item 1.01. Terms not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

3. Amended and Restated Convertible Subordinated Notes

All of the Company’s $32.5 million outstanding Convertible Subordinated Notes that mature March 31, 2007 have been amended and restated pursuant to certain Amended and Restated Convertible Subordinated Notes dated as of October 11, 2006 (the “Amended Notes”). The Amended Notes have a maturity date of October 11, 2011, and are subordinated to all senior indebtedness of the Company. The holders of the Amended Notes are Whitebox Convertible Arbitrage Partners, L.P., Whitebox Diversified Convertible Arbitrage Partners, L.P., Guggenheim Portfolio Company XXXI, LLC and HFR RVA Combined Master Trust (“Holders”).

The Amended Notes will bear interest at 6.0% and are convertible by the Holders into shares of the Company’s common stock (“Common Stock”) at a conversion price of $18.50. In the event that the Amended Notes are not re-issued in book entry form within 45 days of the execution of the Amended Notes, the interest rate will increase by 1%. On July 1, 2007, the conversion price will be reset to 125% of the 45 consecutive trading day trailing average daily closing sale price of the Common Stock as of that date. The conversion rate will be subject to customary adjustments. The Holders have the right to demand the Company to register their shares with the SEC, as described in more detail in Section 4 of this Item 1.01.

On or after the third anniversary date of issuance, the Company may redeem some or all of the Amended Notes if the Company’s Common Stock price exceeds 140% of the adjusted conversion price for at least 20 of the 30 consecutive trading days prior to the notice of redemption. In the event of a Change of Control, each Holder will have the right to require the Company to repurchase the Amended Notes at a price equal to the greater of (i) the product of the (x) amounts being redeemed and (y) the quotient determined by dividing (A) the closing price of the Company’s Common Stock immediately following the public announcement of the proposed Change in Control by (B) the conversion price and (ii) 110% of the amount being redeemed. Any amounts payable in excess of the amounts being redeemed are payable in cash or Common Stock, at the Company’s option. In addition, in the event of a Change in Control, each Holder is entitled to receive from the Company upon conversion of its Amended Note, a “Make-whole Premium” in cash or Common Stock equal to $60-$180 for each $1000 in principal amount of the Amended Notes converted (depending on the date of conversion). In the Event of a Default under the Amended Notes, each Holder may require the Company to redeem all or any portion of its Amended Note, with an additional “Redemption Premium” of 20% payable (in cash or Common Stock) for most defaults.

This description of the Amended Notes does not purport to be complete and is qualified in its entirety by reference to the form of Amended Notes filed as an exhibit to this report and incorporated by reference into this Item 1.01. Terms not defined herein shall have the meaning ascribed thereto in the Amended Notes.

4. Registration Rights Agreement

In connection with the Amended Notes, the Company entered into a Registration Rights Agreement dated October 11, 2006 (the “Registration Rights Agreement”) with the Holders identified in Section 3 of this Item 1.01. Under the Registration Rights Agreement, the Company has agreed to file within 75 days or the date of the Registration Rights Agreement, and use its reasonable best efforts to cause to become effective within 135 days after the date of the Registration Rights Agreement, a Registration Statement on Form S-3 with respect to the shares of the Company’s Common Stock, issuable upon conversion of the Amended Notes or upon any other payment on the Amended Notes that may be made in whole or in part via issuance of Common Stock as set forth in the Amended Notes. The Company will use its reasonable best efforts to keep the Registration Statement effective until the earlier to occur of (i) the date the Registrable Securities are sold by the Holders under a Registration Statement, pursuant to Rule 144 of the Securities Act of 1933, or otherwise, or (ii) the second anniversary of the date of the Registration Rights Agreement.

The Company will be required to pay a premium equal to 1% of the aggregate principal amount of the Amended Notes convertible into Common Stock on (i) each of the days of a failure to file the Registration Statement and a failure to effectuate or maintain the Registration Statement and, (ii) every 30th day after a failure to file or failure to effectuate or maintain the Registration Statement by the required date as provided in the Registration Rights Agreement.

The description of the Registration Rights Agreement in this report does not purport to be complete and is qualified in its entirety by the terms of the Registration Rights Agreement filed as an exhibit to this report and incorporated by reference into this Item 1.01. Terms not defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01 regarding the Stock Purchase Agreement with the shareholders of Pullman Industries, Inc., which is incorporated herein by reference.

This description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as an exhibit to this report and incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 regarding the Fifth Amended and Restated Credit Agreement entered into between the Company and Comerica Bank, which is incorporated herein by reference.

This description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which will be filed as an exhibit to our next Quarterly Report on Form 10-Q and incorporated by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders

See Item 1.01 regarding the Fifth Amended and Restated Credit Agreement entered into between the Company and Comerica Bank, which is incorporated herein by reference. The Company is restricted from making or paying any distributions or dividends to its shareholders upon and during the continuance of any Default or Event of Default under the Credit Agreement.

This description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which will be filed as an exhibit to our next Quarterly Report on Form 10-Q and incorporated by reference into this Item 3.03.

Item 7.01 Regulation FD Disclosure

The Company’s press release dated October 12, 2006, furnished as Exhibit 99.1 to this report and incorporated herein by reference, announced the consummation of the acquisition of Pullman Industries, Inc., the entering into of the Fifth Amended and Restated Credit Agreement, and the Amendment and Restatement of the Company’s Convertible Subordinated Notes (as disclosed under Items 1.01, 2.01, 2.03 and 3.03 of this Form 8-K). The press release also provided certain guidance as more particularly described therein. Information contained in Exhibit 99.1 to this Form 8-K is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired

No financial statements are being filed with this report. Financials statements of Pullman Industries, Inc. will be filed by amendment.

(b) Pro forma financial information

No pro forma information for Pullman Industries, Inc. is being filed with this report. The pro forma financial information will be filed by amendment.

(d) Exhibits

10.1 Stock Purchase Agreement, dated October 12, 2006, by and between Noble International, Inc., Noble Tube Technologies, LLC. and the shareholders of Pullman Industries, Inc.

10.2 Form of Amended and Restated Convertible Subordinated Notes.

10.3 Registration Rights Agreement dated October 12, 2006 among the Company and the holders of the Company’s Amended and Restated Convertible Subordinated Notes.

10.4 Fifth Amended and Restated Credit Agreement (to be filed as an exhibit to the Company’s next quarterly report).

99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(registrant)

October 17, 2006	By:	/s/ Andrew J. Tavi
Andrew J. Tavi
Vice President and General Counsel

EXHIBIT INDEX

No.	Description of Exhibit
10.1	Stock Purchase Agreement, dated October 12, 2006, by and between Noble International, Ltd., Noble Tube Technologies, LLC and the shareholders of Pullman Industries, Inc.

10.2	Form of Amended and Restated Convertible Subordinated Notes

10.3	Registration Rights Agreement dated October 12, 2006 among the Company and the holders of the Amended and Restated Convertible Subordinated Notes

10.4	Fifth Amended and Restated Credit Agreement (to be filed as an exhibit to the Company’s next quarterly report).

99.1	Press Release